EXHIBIT 10.3

US$2,863,000]	March 4, 2014

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, CHINA MOTION TELECOM (HK) LIMITED, a business company organized under laws of Hong Kong (“Maker”), promises to pay to the order of AQC, LLC, a limited liability company organized under the laws of Delaware, or any successor holder of this Note (“Holder”), at the address of 38448 Lakeshore Boulevard, Willoughby, OH 44095, or such other place as Holder may designate, the principal amount of Two Million Eight Hundred Sixty-Three Thousand United States Dollars (US$2,863,000), together with interest thereon as provided below.

1.            Interest. Prior to any default, interest shall accrue at the fixed rate of ten percent (10%) per annum on the outstanding principal balance of this Note. If any default under this Note shall occur and for so long as such default shall be continuing, interest shall accrue on the outstanding principal balance hereof at the fixed rate of twenty percent (20%) per annum or the maximum rate per annum permitted by law, whichever is less.

2.            Payments; Prepayment. All amounts payable hereunder are payable in lawful money of the United States of America. All outstanding principal shall be payable on June 1, 2014 (the “Maturity Date”) in cash by wire transfer of immediately available funds into an account designated by Holder. Maker may prepay all or any part of the principal owing on this Note at any time or times prior to the Maturity Date without payment of any premium or penalty.

3.            Extension of Maturity Date. Maker shall have the right to extend the Maturity Date for up to twelve consecutive increments of three calendar months each upon payment in cash to Holder of an extension fee (each an “Extension Fee”) equal to 3% of the then current principal owing on this Note.

4.            Board Representative. For such time as any amount is owing pursuant to this Note, Holder shall have the right from time to time to nominate one person to be appointed and to continue in office as a director of Maker, provided that such persons fulfil the requirements under the applicable law to be appointed as a director. At such time as this Note is paid in full, Holder shall cause its appointed director to promptly resign. Any of the following decisions shall require unanimous consent of all directors: (a) borrow any sum or enter into any contract for capital expenditures that is in excess of US$1,000,000 or is outside the course of the Company’s general business model as a telecommunications service provider; (b) consolidate or merge with or acquire any other business or sell any existing capital assets of Maker except those which are obsolete; (c) issue any share of stock or other security of Maker or create or issue any debentures or other securities convertible into shares or debentures of Maker, or vary any right attaching to any existing securities of Maker; (d) pass any resolutions in general meeting or by way of written resolution relating to wind-up or dissolution of Maker; and (e) distribute any profits of Maker by way of dividends to shareholders.

5.            Security. Payment of this Note is and shall be secured by a security interest in all of Makers’ presently existing and hereafter acquired property, wherever located, as provided in the Security Agreement of even dated herewith between Makers and Holder (“Security Agreement”). Holder is not required to rely on collateral for the payment of this Note in the event of default by Maker, but may proceed directly against Maker in such manner as Holder deems desirable or appropriate.

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6.            Default. Each of the following events shall constitute an event of default (“Event of Default”) and Holder, in addition to any remedies available to it at law or in equity, shall thereupon have the option to declare Maker in default under this Note and declare due all obligations of Maker to Holder (it also being understood that the occurrence of any of the Events of Default set forth in subsections (c) or (d) automatically shall constitute an Event of Default and cause an immediate acceleration of Maker’s indebtedness to Holder):

(a)                the failure of Maker to make any payment required hereunder when due;

(b)               the default by Maker in the performance or observance of any other term, covenant, condition or obligation contained in this Note or in the Security Agreement, which default is not cured within 15 days after written notice to Maker thereof;

(c)                the filing of any voluntary or involuntary bankruptcy petition, request for appointment of liquidator, receiver or trustee, resolution passed for the winding up, liquidation or dissolution, or other action or proceedings taken for the purpose of winding up, liquidating or dissolving Maker, where such proceedings are not discharged or discontinued within thirty days;

(d)               the filing of any voluntary or involuntary bankruptcy petition, request for appointment of liquidator, receiver or trustee, resolution passed for the winding up, liquidation or dissolution, writ for attachment of any Shares of the Company owned by, or other action or proceedings taken for the purpose of winding up, liquidating or dissolving the Company’s ultimate holding company, VelaTel Global Communications, Inc., or its intermediate holding company, Gulfstream Capital Partners Limited, where such proceedings are not discharged or discontinued within thirty days; or

(e)               any change of management control of the Company’s ultimate holding company, VelaTel Global Communications, Inc.

7.            Collection Costs. Upon the occurrence of any Event of Default, Maker agrees to pay Holder, upon demand, any and all costs, expenses and fees, including without limitation, reasonable attorneys’ fees incurred before or after suit is commenced in order to enforce payment hereof, and in the event suit is brought to enforce payment hereof, that such costs, expenses and fees shall be determined by a court proceeding without a jury.

8.            Waiver. Maker hereby acknowledges and agrees that the failure by Holder to insist upon Maker’s strict performance of this Note or the failure by Holder to exercise its remedies hereunder shall not be deemed a waiver of such default, and shall not be a waiver by Holder of any of Holder’s rights or remedies hereunder or at law or in equity.

9.            Usury. No provision of this Note shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess interest is herein provided for, or shall be adjudicated to be so, the provisions of this Section shall govern, and neither Maker nor its successors or assigns shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law, and any such amount paid, at the option of Holder, shall either be applied against the principal balance of this Note due at maturity or rebated to Maker within 30 days after such determination.

All sums contracted for, charged or received by Holder for the use, forbearance or detention of the indebtedness evidenced by this Note shall, to the extent required to avoid or minimize usury and to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of this Note so that the interest rate does not exceed the maximum non-usurious rate of interest permitted for that day by applicable law. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Holder.

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10.           Governing Law. This Note shall be governed by and construed in accordance with the laws of Hong Kong, without regard to its conflicts of laws principles.

11.           Representations and Warranties of Maker. Maker hereby represent and warrants to Holder as follows:

(a)                Maker has full power, authority and capacity to issue this Note and to perform and comply with all covenants and obligations contained herein.

(b)               This Note has been duly executed and delivered by Maker and constitutes the legal, valid and binding obligations of Maker, enforceable against Maker in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally.

(c)                Neither the execution and delivery of this Note, nor the performance by Maker of its obligations hereunder, will (i) require the consent of any other party to any agreement or commitment by which Maker is bound, (ii) with or without the giving of notice or the lapse of time or both, conflict with or result in a breach of any terms or provisions of, or result in the creation or imposition of any lien, claim, charge or encumbrance upon Maker’s assets under any material agreements or other instrument, other than the Security Agreement, or (iii) violate any applicable law, rule, regulation, judgment, decree or order of any court or governmental instrumentality.

IN WITNESS WHEREOF, this Note has been duly executed to be effective as of the 4th day of March, 2014.

CHINA MOTION TELECOM (HK) LIMITED

By: /s/ Colin Tay

        Colin Tay, Director

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